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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the registration statement (Form S-3) and related prospectus of MSI Holdings, Inc. for the registration of 999,999 shares of its common stock and to the incorporation by reference therein of our report dated June 26, 2000, with respect to the consolidated financial statements of MSI Holdings, Inc. included in its Annual Report (Form 10-KSB) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.



Ernst & Young LLP
Austin, Texas
August 25, 2000